ACQUISITION AGREEMENT

	This Agreement is made and entered into this 30th day of December, 2004 between iWorld Projects & Systems, Inc. , a
Nevada corporation (Purchaser), and the persons and entities identified by signature at the end of this Agreement (the ?Sellers?), as the shareholders of iWorld
Projects & Systems, Inc., a Florida corporation (?iWorld
Florida?).

WHEREAS, the Sellers own or control all of the issued and outstanding shares of stock of iWorld Florida; and

WHEREAS, iWorld Florida currently has two wholly owned subsidiares, Process Integrity, Inc., a Texas corporation, and Applied Management Concepts, Inc., a Texas corporation, and is in the process of acquiring all of the shares of outstanding stock in Prime Group Associates, Inc., a Texas corporation and LODAY Systems, Inc., a Canada corporation
(iWorld Florida. and its actual and pending subsidiaries being hereafter referred to collectively as the ?Company?);
and

WHEREAS, the Sellers desire to sell and transfer, and the Purchaser desires to acquire, all of the outstanding shares of stock of iWorld Florida owned or controlled by the Sellers, on the terms and conditions of this Agreement;

NOW, THEREFORE, for valuable consideration, the receipt and legal sufficiency of which are expressly acknowledged and accepted by each party, the parties hereto and hereby agree as follows:

ARTICLE 1:	PURCHASE AND SALE.

Purchaser shall acquire all of the outstanding shares of iWorld Florida held by Sellers, and Sellers shall convey the shares to Purchaser or its assigns, on the terms hereafter set forth, in consideration for the issue by Purchaser to Sellers of nine (9) shares of common stock of the Purchaser (the ?Shares?) for each share of iWorld Florida common stock issued and outstanding at Closing.

ARTICLE 2:	CLOSING DOCUMENTS.

At Closing, Purchaser shall deliver the Shares to Sellers.
Sellers shall deliver to Purchaser, at Closing, the following items, documents or things (the ?Closing
Documents?):

2.1.	Stock certificates representing the shares of common stock
in iWorld Florida, with fully executed, and if requested by Purchaser, medallion guaranteed, stock transfer powers executed in blank.

2.2	Written representations and warranties of Sellers and
iWorld Florida confirming that the representations and
warranties contained in this Agreement are true and correct
as of the date of Closing.
2.3	Such other documents as Purchaser shall reasonably request
as necessary to carry out the intent of this Agreement to transfer all of the Shares, voting control and Board positions in iWorld Florida to Purchaser or to Purchaser?s designees.

ARTICLE 3:	DUE DILIGENCE AND CLOSING.

3.1	Purchaser has conducted such due diligence regarding iWorld
Florida and its subsidiaries, with the full and unreserved assistance and cooperation of Sellers and iWorld Florida, as Purchaser has determined to verify the status and condition of iWorld Florida and its subsidiaries, and the Shares. Closing of the transaction contemplated by this Agreement shall occur on or before January 31, 2005

ARTICLE 4: 	REPRESENTATIONS AND WARRANTIES OF SELLERS.

Sellers represent and warrant to Purchaser as follows, as of the date of this Agreement and as of the date of Closing:

4.1.	Good Standing.  iWorld Florida is in good standing in its
State of incorporation and has filed all annual reports, franchise returns and similar annual corporate filings as are required to maintain the corporation in full and current good standing in its State of incorporation and in each other State in which it is authorized to do business.

4.2	Taxes.  iWorld Florida has filed all federal and state
income, employment, excise and other tax returns for all states in which it is required to file returns, and there are no taxes due for any years or other periods to any jurisdictions.

4.3	Debts.  There are no debts, liabilities, promissory notes,
accounts payable, unpaid wage claims, litigation (pending or threatened) or other obligations outstanding against or relating to iWorld Florida other than those arising in the ordinary course of business and reflected on its financial statements in accordance with GAAP.

4.4	Options. There are no outstanding options, warrants,
agreements, understandings, preemptive rights or other rights to acquire shares of the stock of iWorld Florida held by any person or entity. All of the issued and outstanding shares of iWorld Florida are fully paid and non-assessable, and there are no claims, demands, obligations, liens, pledges or other encumbrances of any kind against or to which the shares of iWorld Florida are or may be subject.

4.5	Litigation. There is no threatened or pending litigation
existing against iWorld Florida.

4.6	Organization.  iWorld Projects & Systems, Inc. is a
corporation duly organized, validly existing and in good
standing under the laws of the State of Florida and has all
requisite corporate power and authority to own, lease and
operate its properties and to carry on its business as now
being conducted.  iWorld Florida is duly qualified to do
business and in good standing as a foreign corporation in
each jurisdiction in which the property owned, leased or
operated by it or the nature of the business conducted by
it makes such qualification necessary. iWorld Florida has
heretofore delivered to Purchaser true, accurate and
complete copies of its Articles of Incorporation and By-
Laws as in effect on the date hereof, and minutes of all
meetings of shareholders and directors of iWorld Florida
held through and including the date of this Agreement.
iWorld Florida is not in violation of any of the provisions
of its Articles of Incorporation or By-Laws.
4.7	No Conflict; Required Filings and Consents.
4.7.1	The execution and delivery of this Agreement by iWorld
Florida and Sellers does not, and the consummation of the
transactions contemplated hereby will not, (i) conflict
with or violate any law, regulation, court order, judgment
or decree applicable to iWorld Florida or Sellers, or by
which its or their properties are bound or affected, (ii)
violate or conflict with either the Certificate of
Incorporation or By-Laws of iWorld Florida or (iii) result
in any breach of or constitute a default (or an event which
with notice or lapse of time or both would become a
default) under, or give to others any right of termination
or cancellation of, or result in the creation of a lien on
any of the properties of iWorld Florida pursuant to any
contract to which iWorld Florida or Sellers is a party or
by which iWorld Florida or Sellers, or any of its or his
respective properties is bound or affected.
4.7.2	iWorld Florida is not required to submit any notice,
report or other filing with any governmental entity or
regulating body, domestic or foreign, in connection with
the execution, delivery or performance of this Agreement or
the consummation of the transactions contemplated hereby.
No waiver, consent, approval or authorization of any
governmental entity or regulatory body, domestic or
foreign, is required to be obtained or made by iWorld
Florida or Sellers in connection with the execution,
delivery or performance of this Agreement or the
consummation of the transactions contemplated hereby.
4.8	Capitalization.
iWorld Florida has authorized capital stock of 10 million shares of common stock, $0.0001 par value, of which 9,085,000
shares are validly issued and outstanding, fully paid and non-assessable and free of preemptive rights. None of the issued and outstanding shares is the subject of any voting
trust agreement or other agreement relating to the vote
thereof or restricting in any way the sale or transfer
thereof.  There are no options, warrants, conversion
rights, subscriptions or purchase rights of any nature to
acquire from iWorld Florida, or commitments of iWorld
Florida to issue, additional shares of capital stock or
other securities in iWorld Florida.  iWorld Florida is not
obligated in any other manner to issue shares or rights to
acquire any of its capital stock or other securities.  None
of iWorld Florida?s outstanding securities or authorized
capital stock is subject to any rights of redemption,
repurchase, rights of first refusal, preemptive rights or
other similar rights, whether contractual, statutory or
otherwise, for the benefit of iWorld Florida, any
stockholder, or any other person or entity.  There are no
restrictions on the transfer of shares of capital stock of
iWorld Florida other than those imposed by relevant federal
and state securities laws and as otherwise contemplated by
this Agreement.  There are no agreements, understandings,
trusts or other collaborative arrangements or
understandings concerning the voting or transfer of the
capital stock of iWorld Florida.  The offer and sale of all
capital stock and other securities of iWorld Florida issued
before the date of this Agreement complied with or were
exempt from all applicable federal and state securities
laws and no stockholder has a right of rescission or
damages with respect thereto. iWorld Florida does not have outstanding, and has no obligation to grant or issue, any
?phantom stock? or other right measured by the profits,
revenues or results of operations of iWorld Florida or any
portion thereof; or any similar rights.
4.9	Financial Statements.
4.9.1.	The Company?s unaudited balance sheets as of December
31, 2004 (?the Company Balance Sheets?), and the related
statements of income and retained earnings for the period
ending December 31, 2004 (the ?Company Financial
Statements?), will fairly present the financial condition
of the Company as of said dates and the results of its
operations for the periods then ended, in conformity with
GAAP consistently applied for the periods covered. The
Company?s Financial Statements (x) were prepared in
accordance with GAAP applied on a consistent basis, (y) are
in accordance with the books and records of  the Company
and (z) present fairly the financial position and results
of operations of the Company at the dates and for the
periods to which they relate on an accrual basis of
accounting. The Company has maintained its books of account
on an accrual basis in accordance with GAAP applied on a
consistent basis, and such books and records are, and
during the periods covered by the Company?s Financial
Statements were, correct and complete in all material
respects, fairly and accurately reflect and reflected the
income, expenses, assets and liabilities of the Company,
and provide and provided a fair and accurate basis for the
preparation of the Company?s Financial Statements and of
the tax returns and reports of the Company.
4.9.2.	Except and as to the extent reflected in the Company?s
Balance Sheets, on December 31, 2004, the Company did not
have any direct or indirect Liabilities, whether due or to
become due, or arising out of transactions entered into, or
any state of facts existing, on or prior to December 31,
2004 which would be required to be reflected on the
Company?s financial statements for December 31, 2004.
4.10	Real and Personal Property.  The Company does not own any
real property.  The Company has good and marketable title
to, or valid leasehold interests in, all other assets used
or held for use in the conduct of its business and
reflected on its Financial Statements.  All of the assets
owned or leased by the Company are in all material respects
in good condition and repair, ordinary wear and tear
excepted, and well maintained.  There are no material
capital expenditures currently contemplated or necessary to
maintain the current business of the Company.
4.11	Absence of Undisclosed Liabilities.  The Company had at the
date of this Agreement no liabilities or obligations
(secured, unsecured, contingent or otherwise) of a nature
customarily reflected in a corporate balance sheet prepared
in accordance with generally accepted accounting principles ("Liabilities") which are not so reflected.
4.12	Absence of Certain Changes.  Since	December 30, 2004, (i)
there has been no material adverse change in the condition
(financial or otherwise), assets, liabilities, results of
operations, business or prospects of the Company, and (ii)
nothing has occurred relative to the business or prospects
of the Company which would have a material adverse effect
on the future business of the Company.
4.12	Litigation.  No investigation or review by any governmental
entity or regulatory body, foreign or domestic, with
respect to the Company is pending or threatened against the
Company, and no governmental entity or regulatory body has
advised the Company of an intention to conduct the same.
There is no claim, action, suit, investigation or
proceeding pending or threatened against or affecting the
Company at law or in equity or before any federal, state,
municipal or other governmental entity or regulatory body,
or which challenges the validity of this Agreement or any
action taken or to be taken by the Company or Sellers
pursuant to this Agreement.  As of the date hereof, the
Company is not subject to, nor is there in existence, any
outstanding judgment, award, order, writ, injunction or
decree of any court, governmental entity or regulatory body
relating to the Company.
4.13	Contracts.
4.13.1	The Company has provided, or prior to the Closing will
provide, Purchaser with copies of any of the following
contracts, agreements, leases, licenses, arrangements,
commitments, sales orders, purchase orders or any claim or
right or any benefit or obligation arising thereunder or
resulting therefrom and currently in effect, whether oral
or written, to which the Company is a party (?Contracts?):
4.13.1.1	any Contract (or group of related Contracts) for the
lease of real or personal property to or from any person
providing for lease payments in excess of $1,000 per annum;
4.13.1.2	any Contract (or group of related Contracts) for the
purchase or sale of raw materials, commodities, supplies,
products, or other personal property, or for the furnishing
or receipt of services, the performance of which will
extend over a period of more than one year, result in a
loss to the Company, or involve consideration in excess of
$1,000;
4.13.1.3	any Contract concerning a partnership or joint
venture;
4.13.1.4	any Contract (or group of related Contracts) under
which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation or under which it has imposed a lien on any of
its assets, tangible or intangible;
4.13.1.5	any Contract concerning confidentiality or
noncompetition;
4.13.1.6	any profit sharing, stock option, stock purchase,
stock appreciation, deferred compensation, severance or
other plan or arrangement for the benefit of its current or
former directors, officers, and employees;
4.13.1.7	any Contract under which it has advanced or loaned any
amount to any of its directors, officers, and employees
outside the ordinary course of business;
4.13.1.8	any Contract under which the consent of the other
party thereto is required in connection with the assignment
of such Contract in connection with the transaction
contemplated hereby;
4.13.1.9	any Contract under which the consequences of a default
or termination could have a material adverse effect on the
Company;
4.13.1.10	any other Contract (or group of related Contracts) the
performance of which involves consideration in excess of $1,000, including Employment Agreements with its CEO and COO.

4.13.1.11	any Contract relating to the merger, consolidation, or
acquisition of control of either of the Company.
4.13.2.	All identified Contracts have been duly authorized and
delivered by the Company and any third party thereto, are
in full force and effect against the Company and constitute
the valid and binding obligations of the Company and the
respective parties thereto enforceable in accordance with
their respective terms.  As to the Contracts, (i) there are
no existing breaches or defaults by the Company thereunder
or by the other parties to such Contracts, (ii) no event,
act or omission has occurred or, as a result of the
consummation of the transactions contemplated hereby, will
occur which (with or without notice, lapse of time or the
happening or occurrence of any other event) would result in
a default by the Company thereunder or give cause for
termination thereof, provided that insofar as the foregoing
representation involves the actions or omissions of parties
other than the Company, it shall be limited to the
knowledge of the Company and Sellers, (iii) none of them
will result in any loss to the Company upon completion or
performance thereof and (iv) none of the parties to
Contracts have expressed an indication to the Company or
Sellers of their intention to cancel, renegotiate or
exercise or not exercise any option under any such
Contracts.
4.14	Receivables; Payables.
4.14.1	All accounts receivable of the Company which are or
will be reflected on the Company? Financial Statements at
the Closing Date will arise in the ordinary course of
business out of bona fide sales and deliveries of goods,
services or other business transactions.  All accounts
receivables of the Company are reflected properly on its
books and records, are valid receivables subject to no
setoffs or counterclaims of which the Company and Sellers
are aware, are current and to the knowledge of the Company,
collectible, and will be collected in accordance with their
terms at their recorded amounts.
4.14.2	There will be no accounts payable (including, without
limitation, taxes payable) except as reflected on the
Company? Financial Statements at the Closing Date.
4.15	Licenses, Permits and Consents; Compliance with Applicable
Law.
4.15.1.	 The Company possesses all licenses and permits which
individually or in the aggregate are material to the
conduct of the business of the Company or any of its
employees by reason of such employee's activities on behalf
of the Company under applicable law or required by any
federal, state, local or foreign governmental entity or
regulatory body for the operation of the business of the
Company, and all of such listed licenses and permits are in
full force and effect as of the date hereof and will remain
in full force and effect following the consummation of the
transactions contemplated hereby.  The Company and Sellers
have not received notice and have no reason to believe,
that any appropriate authority intends to cancel or
terminate any of such licenses or permits or that valid
grounds for such cancellation or termination currently
exist.
4.15.2.	The Company is not in material violation or breach of
any, and the business and operations of the Company comply
in all material respects and are being conducted in
accordance with, all material governing laws, regulations
and ordinances applicable thereto and the Company is not in
material violation of or in material default under any
judgment, award, order, writ, injunction or decree of any
court, arbitration tribunal, governmental entity or
regulatory body.
4.16	Insurance.  The Company does not maintain insurance
covering any of its properties and business.
4.17	Tax Matters.  The Company has timely filed all required
federal, state, local, foreign and other governmental tax
returns and reports required to be filed by it for all
taxable periods ending on or before the date hereof.  As of
the time of filing, such returns and reports were true,
complete and correct and were made on a proper basis.  All
federal, state, local and foreign income, unincorporated
business, gross receipts, franchise, profits, property,
capital, intangibles, employment, excise or other taxes,
fees, stamp taxes, duties, penalties, assessments,
governmental charges or other payments (collectively ?Tax?
or ?Taxes?) for all periods up to and including June 30,
2004 have been duly paid.
4.18	Books and Records.  The corporate minute books, stock
certificate books, stock registers and other corporate
records of the Company are correct and complete in all
material respects, and the signatures appearing on all
documents contained therein are the true signatures of the
persons purporting to have signed the same.
4.19.	Entire Business.  No portion of the business of the
Company is conducted by third parties and all of the assets
necessary for the conduct of the business of the Company as
presently conducted are owned by or leased to the Company.
All such assets are exclusively owned or leased and used by
the Company and its customers.  .
4.20.	Employee Benefit Plans.  Each employee benefit plan
(and each related trust, insurance contract, or fund)
complies in form and in operation in all respects with the
applicable requirements of ERISA, the Internal Revenue Code
(the ?Code?), and other applicable laws.  All required
reports and descriptions have been filed or distributed
appropriately with respect to each such employee benefit
plan.
4.21	Suppliers and Customers.
4.21.1	Each of the Company and Sellers have no knowledge or
information or reason to believe that any significant
supplier has ceased, or intends to cease, to sell goods or
services to the Company or has substantially reduced, or
intends to substantially reduce, the sale of such goods or
services either as a result of the transaction contemplated
by this Agreement or otherwise or intends to sell such
goods and services other than on terms and conditions
similar to those imposed on prior sales to the Company.
4.21.2	Each of the Company and Sellers have no knowledge that
any of its significant customers has ceased, or intends to
cease, to purchase goods from the Company, either as a
result of the transaction contemplated hereby or otherwise.
4.22	Employees: Labor Matters.
4.22.1	No officer, employee or consultant of the Company is,
or is now anticipated to be, in violation of any material
term of any employment contract, patent disclosure
agreement, proprietary information agreement,
noncompetition agreement, nonsolicitation agreement,
confidentiality agreement, or any other similar contract or
agreement or any restrictive covenant, relating to the
right of any such officer, employee, or consultant to be
employed or engaged by the Company because of the nature of
the business conducted or to be conducted by the Company or
relating to the use of trade secrets or proprietary
information of others, and to the knowledge of the Company
and Sellers; the continued employment or engagement of the
Company?s officers, employees or consultants does not
subject the Company to any liability with respect to any of
the foregoing matters.
4.22.2	No officer, consultant or key employee of the Company
whose termination, either individually or in the aggregate,
could have a material adverse effect on the Company, has
terminated or will terminate at the Closing Date; or has
any present intention of terminating, his employment or
engagement with the Company, nor has any such person been,
or been proposed to be terminated by the Company.
4.22.3 	The Company is not a party to any collective
bargaining agreements.  There is no unfair labor practice
or employment discrimination or other employment related
complaint, grievance or proceeding against either of the
Company or Sellers, or against any person or entity with
respect to any employee of the Company pending or
threatened before the National Labor Relations Board or any
federal, state, local or foreign governmental entity or
regulatory body.  To the knowledge of the Company and
Sellers, there is no basis for any such complaint,
grievance or proceeding.
4.22.4	The Company is in compliance in all material respects
with all applicable laws respecting employment and
employment practices, terms and conditions of employment
and wages and hours, including all EEOC laws and
regulations.  The Company has fully complied with all
applicable provisions of COBRA and has no obligations with
respect to any former employees qualifying beneficiaries
thereunder.
4.23	Absence of Certain Business Practices.  None of the
Company?s directors, officers, employees or agents nor any
other person or entity or entity acting on its or their
behalf has, directly or indirectly, within the past five
(5) years given or agreed to give any gift or similar
benefit to any customer, supplier, governmental employee or
other person or entity or entity who is or may be in a
position to help or hinder the business of the Company or
assist the Company in connection with any actual or
proposed transaction which (i) might subject either of the
Company or Sellers to any damage or penalty in any civil,
criminal or governmental litigation or proceeding, (ii)
might have had a material adverse effect on the Company if
not given in the past or (iii) might materially adversely
affect the condition (financial or otherwise), business,
assets, liabilities, operations or prospects of the Company
or which might subject the Company to suit or penalty in
any private or governmental litigation or proceeding if not
continued in the future.
4.24	Disclosure.  Neither this Agreement nor any certificate
delivered in accordance with the terms hereof, or any
document or statement in writing which has been supplied by
or on behalf of the Company or by any of the Company's
directors or officers or by Sellers, in connection with the
transactions contemplated hereby, contains any untrue
statement of a material fact, or omits any statement of a
material fact necessary in order to make the statements
contained herein or therein not misleading.  There is no
fact or circumstances known to the Company or Sellers which
materially and adversely affects or which may materially
and adversely affect the Company?s business, prospects or
financial condition or its assets, which has not been set
forth in this Agreement, certificates or statements
furnished in writing to Purchaser in connection with the
transactions contemplated by this Agreement.
4.25	Broker's or Finder's Fees.  There is no investment banker,
broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Company or Sellers who might be entitled to any fee or commission upon the consummation of the transactions contemplated hereby or thereafter.

ARTICLE 5: 	REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser represents and warrants to iWorld Florida and Sellers as follows, as of the date of this Agreement and as of the date of Closing:

5.1.	Good Standing. 	Purchaser is in good standing in its
State of incorporation and has filed all annual reports, franchise returns and similar annual corporate filings as are required to maintain the corporation in full and current good standing in its State of incorporation and in each other State in which it is authorized to do business. Purchaser is an SEC reporting company with its shares listed for trading on the Pink Sheets under the symbol ORGS and has applied for a new trading symbol to reflect its name change to iWorld Projects & Systems, Inc. on December 30, 2004.

5.2	Taxes. Purchaser has filed all federal and state income,
employment, excise and other tax returns for all states in which it is required to file returns, and there are no taxes due for any years or other periods to any jurisdictions, except as disclosed on Schedule 5.2 to this Agreement and except for returns due for the period ending December 31, 2004 which are not yet due.

5.3	Debts.  There are no debts, liabilities, promissory notes,
accounts payable, unpaid wage claims, litigation (pending or threatened) or other obligations outstanding against or relating to Purchaser.

5.4	Adverse Notices.  Purchaser has not received and is not
aware of any inquiry, notice of investigation, proposed regulatory action, or other adverse notice of any kind relating to Purchaser from the U.S. Securities & Exchange Commission (?SEC?), the NASD, Inc., or any similar agency or regulatory body of any state, and to the best of Purchaser?s knowledge, there is no pending investigation or agency action which would or could result in the revocation of the status of Purchaser as a registered reporting company with the SEC, the NASD, Inc., or any similar agency or regulatory body of any state.

5.5	Pending Matters. There is no pending or threatened action,
proceeding or matter known to the Purchaser, which with the passage of time, could result in the revocation of the status of Purchaser as a registered reporting company with the SEC, the NASD, Inc., or any similar agency or regulatory body of any state.

5.6	Options. There are no outstanding options, warrants,
agreements, understandings, preemptive rights or other rights to acquire shares of the stock of Purchaser held by any person or entity, all of the issued and outstanding shares of the Purchaser are fully paid and non-assessable, and there are no claims, demands, obligations, liens, pledges or other encumbrances of any kind against or to which the shares of Purchaser issued and outstanding are or may be subject.

5.7	Material Misstatements. There have been no material
misstatements or material omissions of material fact known to Purchaser in connection with any filing by the Purchaser with the SEC or any other applicable regulatory body or agency.

5.8	Liabilities.  There are no known, pending, or threatened
claims, debts, actions, litigation, liabilities, debts or other obligations of Purchaser existing or, with the passage of time, which might arise based on any facts or circumstances now existing.

Financial Statements. The financial statements of Purchaser for the periods from January 1, 2002 though and including
December 31, 2004, as reflected on SEC periodic filings of Purchaser with the SEC, are true and correct, reflect the actual financial position and results of operation of Purchaser for the periods involved, and do not contain any misstatement of a material fact or a material omission.

Issued & Outstanding Shares.		Purchaser has authorized
capital stock of 100 million shares of common stock, par
value $0.0001 par value, of which 5,336,029 shares are
validly issued and outstanding, fully paid and non-
assessable and free of preemptive rights.
ARTICLE 6: CONDITIONS TO CONSUMMATION OF THE transaction.
6.1	Conditions to Obligations of Sellers.  Purchaser shall have
tendered the Shares to Sellers at Closing, as provided in
Article 2
6.2	Conditions to Obligations of Purchaser.  Purchaser's
obligation to consummate the purchase of the shares of
iWorld Florida from Sellers shall be subject to fulfillment
on or before the Closing Date of each of the following
conditions, unless waived in writing by Purchaser:
6.2.1	The representations and warranties of iWorld Florida
and Sellers set forth in this Agreement shall be true and
correct in all material respects on the date hereof and
shall also be true and correct in all material respects on
and as at the Closing Date with the same force and effect
as if made on and as of the Closing Date, and iWorld
Florida and Sellers shall have performed or complied in all material respects with all agreements, conditions and cove-
nants required by this Agreement to be performed or
complied with by it or them on or before the Closing Date.
6.2.2	Purchaser shall have received all documents it may
reasonably request relating to the existence of iWorld
Florida and the authority of iWorld Florida to enter into
this Agreement and to consummate the transactions
contemplated hereby, including all documents referenced in
Article 4.
6.2.4	All actions, proceedings, instruments and documents
required to carry out this Agreement and the transactions contemplated hereby, or incidental hereto or thereto, and all other related legal matters shall have been approved by
legal counsel to Purchaser.
6.2.5	All approvals, authorizations and consents required
for iWorld Florida and Sellers to consummate the
transactions contemplated hereby shall have been obtained
on terms and conditions satisfactory to Purchaser and shall
be in full force and effect, and Purchaser shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel of the granting of such approvals, authorizations and consents.
6.2.6	No objections to the share exchange shall have been
made in accordance with any applicable provisions of
Florida or Nevada law.
6.2.7	There shall be no effective injunction, writ or
preliminary restraining order of any nature issued by a
court or governmental agency of competent jurisdiction
directing that the transaction provided for herein not be consummated as herein provided or which is reasonably likely to have any material adverse effect on the condition (financial or otherwise), assets, liabilities, results of operations, business or prospects of iWorld Florida.
6.2.8	No statute, rule, regulation, executive order, decree,
judgment or injunction shall have been enacted, entered, promulgated or be in force by any court or governmental authority which prohibits or restricts the consummation of
the share exchange; provided, however, that the parties
hereto shall use their best efforts to have any such order,
decree or injunction vacated.
ARTICLE 7:	NATURE AND SURVIVAL OF REPRESENTATIONS AND
WARRANTIES
All statements contained herein or in any certificate, schedule or other document delivered pursuant hereto shall be deemed representations and warranties by the person delivering the same.  All representations and warranties shall survive the
Closing Date and shall not be affected by any investigation
at any time made by or on behalf of the Purchaser.
ARTICLE 8:  TERMINATION; AMENDMENT; WAIVER
8.1	Termination.  This Agreement and the transactions
contemplated hereby may be terminated at any time prior to
the Closing:
8.1.1	by mutual written agreement of Purchaser and the
Sellers;
8.1.2	by the Sellers or Purchaser, if (i) the transactions
contemplated hereby shall violate any non-appealable final
order, decree or judgment of any court or governmental body
having competent jurisdiction or (ii) there shall be a
statute, rule or regulation which makes the transaction contemplated hereby illegal or otherwise prohibited;
8.1.3	By Purchaser, on the one hand, and the Sellers on the
other hand, if the share exchange is not consummated within
thirty (30) days from the date of the delivery of the
documents referenced in Article 4 to Purchaser; or
8.1.4	by Purchaser, on the one hand, and the Sellers on the
other hand, in the event the other makes a material misrepresentation or breaches a covenant, agreement or warranty, but such non-misrepresenting or non-breaching
party's election to terminate shall not limit, waive or
prejudice such party's remedies at law or in equity.
8.2	Amendment.   This Agreement may not be amended except by an
instrument in writing signed by or on behalf of Purchaser,
Sellers and iWorld Florida.
8.3	Extension; Waiver.  At any time prior to the Closing Date,
iWorld Florida, Sellers or Purchaser may (i) extend the
time for the performance of any of the obligations or other
acts of the other; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto
or thereto; and (iii) waive compliance with any of the
agreements or conditions contained herein.  Any agreement
on the part of any party to any such extension or waiver
shall be valid only if set forth in an instrument in
writing signed by or on behalf of such party.
ARTICLE 9: General Provisions
9.1	Entire Agreement.  This Agreement constitutes the entire
agreement between the parties and supersedes and cancels
any other agreement, representation, or communication,
whether oral or written, between the parties hereto
relating to the transactions contemplated herein or the
subject matter hereof.
9.2	Headings.  The section and subsection headings in this
Agreement are inserted for convenience only and shall not
affect in any way the meaning or interpretation of this
Agreement.
9.3	Governing Law; Venue.  This Agreement shall be governed by
and construed and enforced in accordance with the laws of
the State of Nevada without regard to conflict of laws.
9.4	Assignment.  This Agreement shall inure to the benefit of,
and be binding upon, the parties hereto and their
successors and assigns; provided, however, that any
assignment by any party of its rights under this Agreement
without the written consent of Purchaser shall be void.
9.5	Counterparts.  This Agreement may be executed
simultaneously in two or more counterparts, each of which
shall be deemed an original, but all of which together
shall constitute one and the same instrument.
9.6	Notices.  All notices, requests, claims, demands and other
communications hereunder shall be in writing and shall be given or made as of the date delivered or mailed if delivered in person, by telecopy, cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

if to Purchaser:

iWorld Projects & Systems, Inc.
520 South Fourth Avenue
Suite 450
Louisville, KY 40202-2577
Telephone: 502-376-2240

		if to  iWorld Florida or Sellers:

iWorld Projects & Systems, Inc.
c/o David Pells
3829 Canot Lane
Addison, TX 75001
214-236-8480
or to such other address as the person to whom notices is given may have previously furnished to the others in writing in the manner set forth above.
9.7	Descriptive Headings; Table of Contents.  The descriptive
headings herein are inserted for convenience of reference
only and are not intended to be part of or to affect the
meaning or interpretation of this Agreement.
9.8	Parties in Interest.  This Agreement shall be binding upon
and inure solely to the benefit of each party hereto, its successors and assigns.
IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

PURCHASER:


iWorld Projects & Systems, Inc., a Nevada corporation


By: __/s/ James A. Reskin_________________
      President


iWORLD FLORIDA:

iWorld Projects & Systems, Inc., a Florida corporation


By: ____/s/ Robert Hipple_________________
      President


SELLERS:
(Signature below indicates approval of acquisition)


Name: __/s/_________________________
	_________________________________
(printed)					(Signed)


Name: __/s/_________________________
	_________________________________
(printed)					(Signed)


Name: ____/s/_______________________
	_________________________________
(printed)					(Signed)



SELLERS (continued):
(Signature below indicates approval of acquisition)


Name: ______/s/   _____________________
	_________________________________
(printed)					(Signed)


Name: ______/s/________________________
	_________________________________
(printed)					(Signed)


Name: ______/s/_____________________
	_________________________________
(printed)					(Signed)


Name: _____/s/______________________
	_________________________________
(printed)					(Signed)


Name: _____/s/______________________
	_________________________________
(printed)					(Signed)


Name: _____/s/______________________
	_________________________________
(printed)					(Signed)


Name: _____/s/______________________
	_________________________________
(printed)					(Signed)


Name: _____/s/______________________
	_________________________________
(printed)					(Signed)


Name: _____/s/______________________
	_________________________________
(printed)					(Signed)












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